Exhibit 4.12

Series D Adjusting Rate Cumulative Redeemable Preferred Stock		Series D Adjusting Rate Cumulative Redeemable Preferred Stock
GLOBAL CERTIFICATE
NUMBER		SHARES
THORNBURG MORTGAGE, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND		SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFIES THAT

CUSIP 885218 40 4

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF THE SERIES D ADJUSTING RATE CUMULATIVE

REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE, OF

THORNBURG MORTGAGE, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by a Transfer Agent and registered by the Registrar.

Witness the facsimile Corporate Seal of this Corporation and the facsimile signatures of its duly authorized officers.

Dated:	[SEAL]

Stephen E. Newton		Larry A. Goldstone
Secretary		President and Chief Operating Officer

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, Transfer Agent and Registrar

By:__________________________________________
Authorized Signature

FOR VALUE RECEIVED              HEREBY SELL, ASSIGN AND TRANSFER UNTO                                                                                            SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT            TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

IN PRESENCE OF

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CHARTER, INCLUDING THE CORPORATION’S SERIES D ARTICLES SUPPLEMENTARY.

THE SECURITIES PRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF MAINTAINING THE CORPORATION’S STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, INCLUDING A RESTRICTION ON OWNERSHIP OF EQUITY STOCK IN EXCESS OF 9.8% (SUBJECT TO CERTAIN EXCEPTIONS) OF THE OUTSTANDING EQUITY STOCK OF THE CORPORATION ALL AS SET FORTH IN THE CORPORATION’S ARTICLES OF INCORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. SUCH REQUEST MAY BE MADE TO THE TRANSFER AGENT OR THE SECRETARY OF THE CORPORATION.

IN ADDITION, THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OR SUMMARY OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS AND SERIES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH CLASS AND SERIES, IF ANY, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. SUCH REQUEST MAY BE MADE TO THE TRANSFER AGENT OR THE SECRETARY OF THE CORPORATION.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.